                                                                      EXHIBIT 99

         FOR IMMEDIATE RELEASE

Contacts:         Valerie Brodie
                  Director, Investor Relations
                  949/585-4293
                  vbrodie@epicor.com


              EPICOR REPORTS SECOND QUARTER 2000 FINANCIAL RESULTS

         IRVINE, Calif., July 27, 2000 -- Epicor Software Corporation (NASDAQ:
EPIC), today reported its financial results for the second quarter ended June 30, 2000. Total revenues for the second quarter were $57.5 million compared with $66.2 million for the second quarter 1999. Net loss for the quarter was $5.0 million or $0.12 per share, compared with a net income of $395,000 or $0.01 per share for the same period last year.

         The company reported a sequential increase in total revenues in the second quarter over the first quarter ended March 31, 2000 with improved performance versus last quarter from its newly released integrated "e by Epicor" suite, including eBackOffice, eFrontOffice and eManufacturing. The company believes that this trend is consistent with the beginning of a rebound in the demand for enterprise applications accelerated by the higher growth demand for integrated CRM and eBusiness components.

         Revenues for the six month period ended June 30, 2000 were $114.1 million. Net loss for the first six months of 2000 was $13.9 million or $0.34 per share.

         The company's balance sheet at June 30, 2000 showed cash, cash equivalents and short-term investments of $9.0 million, accounts receivable of $81.6 million and deferred revenue of $44.2 million. The company also announced today that it has entered into an agreement for a $30 million senior credit facility with Foothill Capital Corporation, a subsidiary of Wells Fargo. "We anticipate that the company will generate positive cash flow through operations this quarter," said Lee Kim, vice president and chief financial officer. "However, as a measure of prudent fiscal planning, we have secured this alternative financing source from Foothill."

         The company has continued to execute successfully against aggressive operating goals to reduce its on-going cost structure during the first half of 2000. "We improved our gross margins by resizing our consulting group and increasing our utilization rates," said Rick Roll, president and COO. "We believe the streamlining of our organization and the reduction of our cost structures over the last several quarters have paid off."

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                            Epicor Reports Second Quarter 2000 Financial Results
                                                                          Page 2


         The company has launched significant new and upgrade products during the first half of the year with the integrated e by Epicor suite, including eBackOffice, eFrontOffice, eCommerce, eProcurement and ePeople. "We are optimistic about the outlook for the demand for our new products driven by the midmarket's requirement to initiate competitive advantages in the new economy," said George Klaus, chairman and CEO. "We believe the anticipated turnaround is occurring and that the renewed growth for enterprise applications combined with the positive reception of our new integrated CRM and eBusiness components will deliver upside potential for Epicor."


         ABOUT EPICOR SOFTWARE CORPORATION
         Epicor is the largest provider of integrated enterprise and eBusiness software solutions exclusively for midmarket companies. Epicor helps businesses around the world build eBusiness into their entire organization by integrating their systems and operations with the Internet to focus their entire enterprise on their customers. By integrating leading edge eBusiness applications with advanced front office customer relationship management (CRM) applications and proven back office ERP applications, Epicor provides midmarket companies with the complete solution they need to compete in the new Internet economy.

         Founded in 1984, Epicor is ranked among the industry's ten largest enterprise business solutions providers by industry analysts, with more than 30,000 customers worldwide. Epicor is headquartered at 195 Technology Drive, Irvine, California, 92618, and the main phone is (949) 585-4000. More information about Epicor, its products and services is available at www.epicor.com.

                                      # # #

Epicor is a trademark of Epicor Software Corporation. Platinum is a registered trademark of PLATINUM technology International, Inc.

The foregoing statements regarding demand for new products and anticipated positive cash flow from operations, which are not historical fact, are "forward-looking statements" that involve risks and uncertainties and actual results may differ materially. Such risks and uncertainties include but are not limited to, the company's success in controlling costs, achieving revenue and operating results and margins; collection of accounts receivable on a timely basis; fluctuations in demand for the company's products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades, the impact of competitive products and pricing, and the discovery of undetected software errors and other factors discussed in the company's Quarterly report on Form 10-Q, for the period ending March 31, 2000 at pages 13-19. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. The company undertakes no obligation to revise or update publicly any forward-looking statements.


                                     -More-

                            Epicor Reports Second Quarter 2000 Financial Results
                                                                          Page 3


                           EPICOR SOFTWARE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                JUNE 30,        DECEMBER 31,
                                                                 2000              1999
                                                               ---------        ------------
                                                              (Unaudited)        (Audited)
ASSETS
Current assets:
  Cash and cash equivalents                                    $   6,587         $  18,221
  Short-term investments                                           2,443            12,154
  Accounts receivable, net                                        81,561            75,263
  Prepaid expenses and other                                       8,560             8,984
                                                               ---------         ---------
     Total current assets                                         99,151           114,622

Property and equipment, net                                       14,423            16,650
Software development costs, net                                   11,629             9,083
Intangible assets, net                                            22,540            25,668
Other assets                                                       3,615             4,154
                                                               ---------         ---------
Total assets                                                   $ 151,358         $ 170,177
                                                               =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                             $  12,668         $  14,591
  Accrued expenses                                                28,199            32,801
  Accrued merger and restructuring costs                           4,372            11,562
  Deferred revenue                                                44,235            39,017
                                                               ---------         ---------
     Total current liabilities                                    89,474            97,971
                                                               ---------         ---------

Long-term liabilities                                                295               400
                                                               ---------         ---------

Stockholders' equity:
  Preferred stock                                                  7,501             7,501
  Common stock                                                        42                41
  Additional paid-in capital                                     240,805           237,536
  Less: notes receivable from officers for issuance
   of restricted stock                                            (9,969)          (11,269)
  Accumulated other comprehensive loss                            (2,516)           (1,590)
  Accumulated deficit                                           (174,274)         (160,413)
                                                               ---------         ---------
     Total stockholders' equity                                   61,589            71,806
                                                               ---------         ---------
Total liabilities and stockholders'equity                      $ 151,358         $ 170,177
                                                               =========         =========

                            Epicor Reports Second Quarter 2000 Financial Results
                                                                          Page 4


                           EPICOR SOFTWARE CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (Unaudited)

                                            THREE MONTHS ENDED            SIX MONTHS ENDED
                                                 JUNE 30,                     JUNE 30,
                                          ----------------------      -----------------------
                                            2000          1999           2000          1999
                                          --------      --------      ---------      --------
Revenues:
   License fees                           $ 20,360      $ 23,806      $  41,005      $ 49,444
   Services                                 36,244        40,318         71,110        79,020
   Other                                       881         2,032          1,981         3,797
                                          --------      --------      ---------      --------
     Total revenues                         57,485        66,156        114,096       132,261

Cost of revenues                            26,546        30,046         54,033        58,050
                                          --------      --------      ---------      --------

Gross profit                                30,939        36,110         60,063        74,211

Operating expenses:
   Sales and marketing                      19,113        19,568         39,798        40,213
   Software development                      7,327         6,559         13,073        12,118
   General and administrative               10,444         9,381         22,418        19,920
   Special charges                            (700)           --           (700)           --
                                          --------      --------      ---------      --------
     Total operating expenses               36,184        35,508         74,589        72,251
                                          --------      --------      ---------      --------

Income (loss) from operations               (5,245)          602        (14,526)        1,960
Other income (expense), net                    265          (137)           665           946
                                          --------      --------      ---------      --------

Income (loss) before income taxes           (4,980)          465        (13,861)        2,906
Provision for income taxes                      --            70             --           436
                                          --------      --------      ---------      --------

Net income (loss)                         $ (4,980)     $    395      $ (13,861)     $  2,470
                                          ========      ========      =========      ========

Net income (loss) per share - basic       $  (0.12)     $   0.01      $   (0.34)     $   0.06
Net income (loss) per share - diluted     $  (0.12)     $   0.01      $   (0.34)     $   0.06

Common shares outstanding - basic           41,468        40,449         41,365        40,441
Common shares outstanding - diluted         41,468        41,731         41,365        41,833